Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
The Board of Directors of Precision Drilling Corporation
as Administrator of Precision Drilling Trust
We consent to the inclusion in this annual report on Form 40-F of:
–	our auditors’ report dated March 23, 2009 on the consolidated balance sheets of Precision Drilling Trust (“the Trust”) as at December 31, 2008 and 2007 and the consolidated statements of earnings and deficit, comprehensive income and cash flow for each of the years in the three-year period ended December 31, 2008

–	our Report of Independent Registered Public Accounting Firm dated March 23, 2009 on the effectiveness of internal control over financial reporting as of December 31, 2008 each of which is contained in this annual report on Form 40-F of the Trust for the fiscal year ended December 31, 2008.
We also consent to the incorporation by reference of such reports in the Registration Statement (No. 333-156844) on Form F-10 of the Trust.
Chartered Accountants
Calgary, Canada
March 30, 2009
KPMG LLP, a Canadian owned limited liability partnership, is the Canadian member firm of KPMG International, a Swiss association